EXHIBIT 1.1

$87,500,000

NEWPARK RESOURCES, INC.

4.00% Convertible Senior Notes due 2021

PURCHASE AGREEMENT

November 29, 2016

CREDIT SUISSE SECURITIES (USA) LLC (“Credit Suisse”),
As Representative of the Several Purchasers
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Ladies and Gentlemen:

1. Introductory. Newpark Resources, Inc., a Delaware corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers in the aggregate U.S. $87,500,000 principal amount of its 4.00% Convertible Senior Notes due 2021 (the “Firm Securities”) and also proposes to grant to the Purchasers an option, exercisable from time to time by the Representative to purchase an aggregate of up to an additional $12,500,000 principal amount (“Optional Securities”) of its 4.00% Convertible Senior Notes due 2021, each to be issued under an indenture, to be dated as of December 5, 2016 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee. The Firm Securities and the Optional Securities which the Purchasers may elect to purchase pursuant to Section 3 hereof are herein collectively called the “Offered Securities”. The Offered Securities will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), or a combination thereof, as set forth and subject to the limitations contained in the Indenture.

The Company hereby agrees with the several Purchasers as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:

(a) Offering Memoranda; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum.

For purposes of this Agreement:

“Applicable Time” means 5:30 pm (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Memorandum” means the final offering memorandum relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).
“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Company’s records.

“Preliminary Offering Memorandum” means the preliminary offering memorandum, dated November 28, 2016, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the New York Stock Exchange (“Exchange Rules”).
“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, any Issuer Free Writing Communication listed on Schedule C hereto.
“Underlying Securities” means the maximum number of shares of Common Stock initially issuable upon conversion of the Offered Securities (including the maximum number of shares of Common Stock that may be issued upon conversion of the Offered Securities in connection with a Make-Whole Fundamental Change (as such term is defined in the General Disclosure Package), and assuming (i) the Company elects to issue and deliver solely shares of Common Stock in respect of all conversions and (ii) the Purchasers exercise their option to purchase all of the Optional Securities).

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
Any reference herein to any disclosure set forth or described in the General Disclosure Package, Preliminary Offering Memorandum and/or Final Offering Memorandum shall also include and refer to any report, proxy statement or other document filed by the Company with the Commission and incorporated or deemed incorporated into the General Disclosure Package, Preliminary Offering Memorandum and/or Final Offering Memorandum.
(b) Disclosure. As of the date of this Agreement, the Final Offering Memorandum does not, and as of each Closing Date, the Final Offering Memorandum will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Memorandum or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, the Company’s Annual Report on Form 10‑K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.
(c) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any material corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The subsidiaries listed in Schedule E to this Agreement are the only significant subsidiaries of the Company.
(d) Capitalization. The Company has authorized capital stock as set forth in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum under the heading “Description of Capital Stock”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options (other than those issued or issuable under the Company Stock Plans (as defined below) or otherwise described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum); the capital stock of the Company conforms in all material respects to the description thereof contained in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, other than those arising under or pursuant to the Company’s existing asset-based revolving credit facility (the “ABL

Facility”), and except as otherwise described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum.
(e) Stock Options. With respect to the stock options (the “Stock Options”) granted since January 1, 2014 pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange (the “Exchange”) and any other exchange on which Company securities are traded, (iii) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Since January 1, 2014, the Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(f) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Offered Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum has been duly and validly taken.
(g) The Indenture. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
(h) Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(i) The Offered Securities. The Offered Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
(j) The Underlying Securities. Upon issuance and delivery of the Offered Securities in accordance with this Agreement and the Indenture, the Offered Securities will be convertible into cash, shares of Common Stock or a combination thereof, in accordance with the terms of the Indenture. The Underlying Securities have been duly authorized and reserved and, when issued upon conversion of the Offered Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(k) Descriptions of the Transaction Documents. Each Transaction Document conforms or by the First Closing Date or the relevant Optional Closing Date, as applicable, will conform in all material respects to the description thereof contained in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum.
(l) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby except as otherwise noted therein; and the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.
(m) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum, (i) there has not been any material change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (other than this Agreement and the other agreements contemplated hereby, and those in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum.
(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any applicable judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(o) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offered Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except any security interest in, or lien upon, cash proceeds from the sale of the Offered Securities by the Company, securing obligations under the ABL Facility, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any applicable law or statute or any applicable judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the cause of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(p) No Consents Required. Assuming the accuracy of the representations and warranties of the Purchasers that relate to exemption from the registration requirements of the Securities Act and the compliance by the Purchasers of the procedures, set forth in Section 4 hereof that relate to exemption from the registration requirements of the Securities Act, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Offered Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents, except for the listing of the Underlying Securities with the Exchange and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Offered Securities by the Purchasers.
(q) Legal Proceedings. Except as described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or could reasonably be expected to be made a party or to which any property of the Company or any of its subsidiaries is or could reasonably be expected to be made the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority.
(r) Independent Accountants. Deloitte & Touche LLP, who has certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
(s) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) arise under or pursuant to the ABL Facility, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iv) are described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum.

(t) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted except as could not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict with any such rights of others except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor its subsidiaries have received any notice of any claim of infringement of or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Exchange Act to be described in an Annual Report on Form 10-K or proxy statement and that is not so described in such documents.

(v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(w) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and non-U.S. tax returns (taking into account applicable extensions) required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay could not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been established and maintained), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.
(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum, except where the failure to possess or make the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where any such revocation, modification or non-renewal could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y) No Labor Disputes. Except as described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum, no labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers or contractors, except as could not reasonably be expected to have a Material Adverse Effect.
(z) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) except as described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum, (x) there are no proceedings that are pending or, to the knowledge of the Company, contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
(aa) Hazardous Substances. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned, leased or operated by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under the Environmental Laws, except as disclosed in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum or for any violation or liability which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(bb) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of the Company’s controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code and Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
(cc) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(dd) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum, based on the Company’s most recent evaluation of internal control over financial reporting, there are no material weaknesses in the Company’s internal control over financial reporting. As and when required by Section 302 of the Sarbanes-Oxley Act, the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(ee) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ff) No Unlawful Payments. (i) Neither the Company nor any of its subsidiaries has, (ii) to the knowledge of the Company, no director, officer or employee of the Company has and (iii) to the knowledge of the Company, no agent or other person associated with or acting on behalf of the Company or any of its subsidiaries, on behalf of the Company, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions applicable to them, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to them (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock to any of its equityholders, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, in each case in any manner that would materially impair the Company and its subsidiaries’ ability to conduct their operations and pay their obligations as they become due.

(jj) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(kk) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(ll) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Offered Securities as described in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the General Disclosure Package, Preliminary Offering Memorandum and Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(nn) Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(oo) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
(pp) No Registration. Assuming the accuracy of the representations and warranties of the Purchasers, and the compliance by the Purchasers of the procedures, set forth in Section 4 hereof, the offer and sale of the Offered Securities by the Company to the several Purchasers and the initial resale of the Offered Securities by the several Purchasers in the manner contemplated by this Agreement and the General Disclosure Package will be exempt from the registration requirements of the Securities Act; and it is not necessary to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended.
(qq) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation and warranty) (i) has, within the six-month period prior to the date hereof, offered or sold the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c). The Company has not entered and will not enter into any contractual arrangement with respect to the issuance and sale of the Offered Securities except for this Agreement.
3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price (the “Firm Securities Price”) equal to 97.00% of the principal amount thereof plus accrued interest, if any, from December 5, 2016 to the First Closing Date (as hereinafter defined), the respective principal amounts of Firm Securities set forth opposite the names of the several Purchasers in Schedule A hereto.
The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Purchasers in a form reasonably acceptable to the Representative against payment of the Firm Securities Price by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York time, on December 5, 2016, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date.” The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of  Davis Polk & Wardwell LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Purchasers may purchase all or less than all of the Optional Securities at a purchase price (the “Optional Securities Price”) equal to 97.00% of the principal amount thereof plus accrued interest, if any, from December 5, 2016 to the Optional Closing Date (as hereinafter defined). The Company agrees to sell to the Purchasers the principal amount of Optional Securities specified in such notice and the Purchasers agree, severally and not jointly, to purchase such Optional Securities for the Optional Securities Price. Such Optional Securities shall be purchased from the Company for the account of each Purchaser in the same proportion as the principal amount of Firm Securities set forth opposite such Purchaser’s name in Schedule A hereto bears to the total principal amount of Firm Securities (subject to adjustment by the Representative to eliminate fractions). No Optional Securities shall be sold or delivered, unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.
Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative on behalf of the several Purchasers but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given. Payment for the Optional Securities being purchased on each Optional Closing Date shall be made by the Purchasers in United States dollars in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the above offices of Davis Polk & Wardwell LLP at 9:00 A.M. (New York time) on the Optional Closing Date against delivery to or as instructed by the Representative for the account of the several Purchasers of the Optional Securities in a form reasonably acceptable to the Representative. The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above offices of Davis Polk & Wardwell LLP at a reasonable time in advance of such Optional Closing Date.
4. Representations by Purchasers; Resale by Purchasers.  (a)  Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities only in accordance with Rule 144A under the Securities Act.
(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.
(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees to deliver either with the confirmation of any resale of Offered Securities or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each Purchaser acknowledges and agrees that the Company and, for the purposes of the “no registration” opinions to be delivered to the Purchasers pursuant to Sections 7(e) and 7(f), counsel for the Company and counsel for the Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Purchasers, and compliance by the Purchasers with their agreements, contained in this Section 4, and each Purchaser hereby consents to such reliance.
5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:
(a) Amendments and Supplements to Offering Memoranda. The Company will promptly advise the Representative of any proposal to amend or supplement the Preliminary Offering Memorandum or Final Offering Memorandum and will not effect such amendment or supplementation if the Representative reasonably objects. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary Offering Memorandum, Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Preliminary or Final Offering Memorandum, the General Disclosure Package or any Supplemental Marketing Material to comply with any applicable law, the Company promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.
(b) Furnishing of Offering Memoranda. The Company will furnish to the Representative copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative requests. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities or the Underlying Securities, to such holders and purchasers, copies of the information required to be delivered to such holders and purchasers pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities and the Underlying Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.
(c) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Purchasers, to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.
(d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the

Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers.

(e) Transfer Restrictions. At any time when any Offered Securities are deemed “restricted securities” under Rule 144, the Company will inform the Representative, each of the other Purchasers and, upon request, any holder of Offered Securities if any event has occurred that would result in additional interest being payable on such Offered Securities under the terms of the Indenture as a result of such securities not being freely tradable under Rule 144.

(f) Resales. The Company will not, and will not permit any of its affiliates to, resell any of the Offered Securities or Underlying Securities that have been reacquired by any of them, except for Offered Securities or Underlying Securities purchased by the Company or any such affiliates and resold in a transaction registered under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act in a transaction that does not result in any such Offered Securities being deemed “restricted securities” under Rule 144.

(g) Investment Company. During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.
(h) Payment of Expenses. The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses (including any transfer or similar taxes payable) in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representative designates and the preparation and printing of memoranda relating thereto, (v) any fees charged by investment rating agencies for the rating of the Offered Securities, (vi) expenses incurred in distributing the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers, (vii) the fees and expenses of the Company’s counsel and independent accountants, (viii) all reasonable expenses and application fees incurred in connection with the approval of the Offered Securities for book-entry transfer by The Depository Trust Company and (ix) all expenses and application fees related to the listing of the Underlying Securities on the Exchange. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company including the chartering of airplanes.
(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.
(j) Absence of Manipulation. In connection with the offering, until Credit Suisse shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
(k) Restriction on Sale of Securities. For a period of 60 days after the date hereof, the Company will not, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, Common Stock, or any securities convertible into or exchangeable or exercisable for any of its Offered Securities or Common Stock (“Lock-Up Securities”): (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (a) the Offered Securities to be sold hereunder or any shares of Common Stock issued upon conversion of the Offered Securities, (b) any shares of Common Stock of the Company issued under the Company Stock Plans and employee stock-purchase plan, each as in effect as of the date hereof and described in the Offering Memorandum (or incorporated by reference therein), (c) any shares of Common Stock issued upon the exercise of warrants outstanding as of the date hereof and described in the Offering Memorandum (or incorporated by reference therein), (d) shares issued upon conversion of the Company’s 4.0% convertible notes due 2017 and outstanding as of the date hereof and (e) shares having an aggregate value of not more than $4.0 million to be issued as consideration for an acquisition.
(l) The Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations at such time to issue the Underlying Securities upon conversion of the Offered Securities in accordance with the Indenture. The Company will use its best efforts to list, subject to notice of issuance, the Underlying Securities on the Exchange.
6. Free Writing Communications. (a) Supplemental Marketing Materials. The Company represents and agrees that, unless it obtains the prior consent of Credit Suisse, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Company and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute Supplemental Marketing Material.
(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum or (ii) does not contain any material information about the Company or its securities that was provided by or on behalf of the Company, it being understood and agreed that the Company shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum, the Final Offering Memorandum or the General Disclosure Package.
7. Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a) Accountants’ Comfort Letter. The Purchasers shall have received letters, dated, respectively, the date hereof, the First Closing Date and each Optional Closing Date, as applicable, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the General Disclosure Package, the Preliminary Offering Memorandum and the Final Offering Memorandum; provided that the letter delivered on the First Closing Date and each Optional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such First Closing Date or such Optional Closing Date, as the case may be.
(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the First Closing Date or the Optional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the First Closing Date or the Optional Closing Date, as the case may be.
(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any suspension or material limitation of trading in securities generally on the Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representative impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
(e) Opinion and 10b-5 Statement of Counsel for Company. Andrews Kurth Kenyon LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b‑5 statement, and Mark Airola, Vice President, General Counsel and Chief Administrative Officer of the Company, shall have furnished to the Representative his written opinion, each dated the First Closing Date or an Optional Closing Date, as the case may be, and addressed to the Purchasers, in form and substance satisfactory to the Representative, to the effect set forth in Exhibit A-1 and Exhibit A-2, respectively, hereto.
(f) Opinion and 10b-5 Statement of Counsel for Purchasers. The Representative shall have received on and as of the First Closing Date or an Optional Closing Date, as the case may be, an opinion and 10b‑5 statement of Davis Polk & Wardwell LLP, counsel for the Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
(g) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the First Closing Date or an Optional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the First Closing Date or the Optional Closing Date, as the case may be, prevent the issuance or sale of the Offered Securities.
(h) Good Standing. The Representative shall have received on and as of the First Closing Date or the Optional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in its jurisdiction of organization and its good standing, if applicable, as a foreign entity in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(i) Exchange Listing. An application for the listing of the Underlying Securities shall have been submitted to the Exchange and the Company shall have received no objection thereto from the Exchange.
(j) Lock-up Agreements. Each of the “lock-up” agreements requested by the Representative between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the First Closing Date or Optional Closing Date, as the case may be. Each of the “lock-up” agreements will be substantially in the form of Exhibit B hereto.
(k) Officers’ Certificate.     The Representative shall have received on and as of the First Closing Date or the Optional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representative (i) confirming that such officers have carefully reviewed the General Disclosure Package, the Preliminary Offering Memorandum and the Final Offering Memorandum and, to the knowledge of such officers, the representations set forth in Sections 7(b) and 7(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such First Closing Date or Optional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs Sections 7 (c) and (d) above.
(l) Additional Documents. On or prior to the First Closing Date or an Optional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
Documents described as being “in the agreed form” are documents which are in the forms which have been initialed for the purpose of identification by Davis Polk & Wardwell LLP, copies of which are held by the Company and Credit Suisse, with such changes as Credit Suisse may approve.
The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Credit Suisse may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder, whether in respect of an Optional Closing Date or otherwise.
8. Indemnification and Contribution. (a) Indemnification of Purchasers. The Company will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Supplemental Marketing Material or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
(b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum, in each case as amended or supplemented, or any Supplemental Marketing Material or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary Offering Memorandum and Final Offering Memorandum furnished on behalf of each Purchaser: the information contained under the caption “Plan of Distribution—Price Stabilization and Short Positions” concerning price stabilization and short positions; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.
(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation (unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
(e) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date, the non-defaulting Purchasers may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by such Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase on such Closing Date. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Purchasers are obligated to purchase on such Closing Date and arrangements satisfactory to the non-defaulting Purchasers and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement shall not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.
10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties, contribution obligations and other statements and rights of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 8 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Newpark Resources, Inc., 9320 Lakeside Blvd., Suite 100, The Woodlands, Texas 77381, Attention: Mark Airola; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.
12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.
13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representative has been retained solely to act as initial purchaser in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum or Final Offering Memorandum, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this

Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

NEWPARK RESOURCES, INC.

By../s/ Gregg Piontek____________________
Name: Gregg Piontek
                         Title: VP & CFO

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By: /s/ Christopher L. Conoscenti_____
Name: Christopher L. Conoscenti
    Title: Managing Director

Acting on behalf of itself
and as the Representative
of the several Purchasers

[Signature Page to Purchase Agreement]

SCHEDULE A

Manager	Principal Amount of Firm Securities
Credit Suisse Securities (USA) LLC	$61,250,000
J.P. Morgan Securities LLC	17,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	8,750,000

Total	$87,500,000

SCHEDULE B

1.	Issuer Free Writing Communications (included in the General Disclosure Package)
1. Final term sheet, dated November 29, 2016, a copy of which is attached hereto as Schedule D.

2.	Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
None.

SCHEDULE C
Supplemental Marketing Materials
None.

SCHEDULE D

Pricing Term Sheet
PRICING TERM SHEET    STRICTLY CONFIDENTIAL
DATED NOVEMBER 29, 2016
NEWPARK RESOURCES, INC.
$87,500,000
4.00% CONVERTIBLE SENIOR NOTES DUE 2021
The information in this pricing term sheet supplements Newpark Resources, Inc.'s preliminary offering memorandum, dated November 28, 2016 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Newpark Resources, Inc., a Delaware corporation.
Ticker/Exchange for Issuer’s Common Stock:	“NR”/The New York Stock Exchange.
Notes:	4.00% Convertible Senior Notes due 2021.
Principal Amount:	$87,500,000 aggregate principal amount (plus up to an additional $12,500,000 principal amount pursuant to the initial purchasers’ option to purchase additional Notes).
Denominations:	$1,000 and integral multiples of $1,000.
Maturity:	December 1, 2021, unless earlier repurchased or converted.
Interest Rate:	4.00% per year.
Interest Payment Dates:	Interest will accrue from December 5, 2016 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2017.
Interest Record Dates:	May 15 and November 15 of each year, immediately preceding any June 1 or December 1 interest payment date, as the case may be.
Issue Price:	100% of principal, plus accrued interest, if any, from the Settlement Date.
Trade Date:	November 29, 2016
Settlement Date:	December 5, 2016
Last Reported Sale Price of Issuer’s Common Stock on November 29, 2016:	$6.55 per share.
Initial Conversion Rate:	107.1381 shares of common stock per $1,000 principal amount of Notes.

Initial Conversion Price:	Approximately $9.33 per share of common stock.
Conversion Premium:	Approximately 42.50% above the Last Reported Sale Price of Issuer’s Common Stock on November 29, 2016.
Joint Bookrunning Managers:	Credit Suisse Securities (USA) LLC J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated
CUSIP Number (144A):	651718AD0
ISIN (144A):	US651718AD08
Use of Proceeds:
Issuer estimates that the net proceeds from the offering will be approximately $84.5 million (or approximately $96.6 million if the initial purchasers exercise their option to purchase additional Notes in full), after deducting fees and estimated expenses. Issuer intends to use the net proceeds to retire existing indebtedness and for general corporate purposes.

Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change:

If a “make-whole fundamental change” (as defined in the Preliminary Offering Memorandum) occurs and a holder elects to convert its Notes in connection with such make-whole fundamental change, Issuer will, under certain circumstances , increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of common stock, as described under “Description of Notes—Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change” in the Preliminary Offering Memorandum.
The following table sets forth the number of additional shares of the Issuer’s common stock by which the conversion rate will be increased per $1,000 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$6.55	$7.50	$8.50	$9.3338	$10.00	$12.50	$15.00	$20.00	$25.00	$30.00
December 5, 2016	45.5336	35.8108	28.5050	23.9561	21.0398	13.6880	9.5199	5.2060	3.1206	1.8232
December 1, 2017	45.5336	34.9098	27.3170	22.6537	19.6989	12.4179	8.4417	4.4966	2.6650	1.5369
December 1, 2018	45.5336	32.9323	25.0773	20.3492	17.4060	10.4078	6.8115	3.4815	2.0290	1.1465
December 1, 2019	45.5336	30.9705	22.5457	17.6217	14.6406	7.9611	4.8822	2.3687	1.3780	0.7847
December 1, 2020	45.5336	28.2646	18.7144	13.4241	10.4020	4.4843	2.4092	1.1512	0.7146	0.4470
December 1, 2021	45.5336	26.2141	10.2803	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•
If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•
If the stock price is greater than $30.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•
If the stock price is less than $6.55 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed 152.6717 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.
__________________
This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the Notes or the offering thereof. This communication does not constitute an offer to sell or the solicitation of an offer to buy any Notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
The Notes and any shares of common stock issuable upon conversion of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and may not be offered or sold within the United States or any other jurisdiction, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. The initial purchasers are initially offering the Notes only to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act.
The Notes and shares of common stock issuable upon conversion of the Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.
A copy of the Preliminary Offering Memorandum for the offering of the Notes may be obtained by contacting Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or by telephone at (800) 221-1037, or by email at newyork.prospectus@credit-suisse.com or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, 11717, or by telephone at 1-866-803-9204, or by email at
prospectus-eq_fi@jpmchase.com or Merrill Lynch, Pierce, Fenner & Smith Incorporated by telephone at 1-800-294-1322.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.
[Remainder of Page Intentionally Blank]

SCHEDULE E

Significant Subsidiaries
Excalibar Minerals LLC
Newpark Drilling Fluids LLC
Newpark Mats & Integrated Services LLC

EXHIBIT 1.1

EXHIBIT A-1

Form of Opinion and 10b-5 Statement of Andrews Kurth Kenyon LLP

To each of the Initial Purchasers named
in the Purchase Agreement referenced herein
c/o    Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Re:	[INTEREST RATE]% Convertible Senior Notes due 2021 issued by Newpark Resources, Inc.

Ladies and Gentlemen:
We have acted as special counsel to Newpark Resources, Inc., a Delaware corporation (the “Issuer”), in connection with the Purchase Agreement dated [PRICING DATE] (the “Purchase Agreement”) among (i) the Issuer and (ii) Credit Suisse Securities (USA) LLC [and [●]], as representative[s] of the several Initial Purchasers named therein] (the “Initial Purchasers”), relating to the sale by the Issuer to the Initial Purchasers of $[FIRM PRINCIPAL AMOUNT] aggregate principal amount of the Issuer’s [INTEREST RATE]% Convertible Senior Notes due 2021 (the “Firm Securities”). Pursuant to the Purchase Agreement, the Issuer has granted an option to the Initial Purchasers to purchase up to an additional $[OPTION PRINCIPAL AMOUNT] aggregate principal amount of the Issuer’s [INTEREST RATE]% Convertible Senior Notes due 2021 (the “Option Securities”). The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.”
The Firm Securities are being issued under an Indenture dated as of [CLOSING DATE] (the “Indenture”) between the Issuer and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and, pursuant to the terms set forth in the Indenture, will be convertible into shares of the Issuer’s common stock, par value $0.01 per share (the “Common Stock”), cash or a combination of Common Stock and cash, at the election of the Issuer.
We are furnishing this opinion letter to you pursuant to Section 7(e) of the Purchase Agreement.
In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
(a)the Issuer’s Preliminary Offering Memorandum dated November [●], 2016 (the “Preliminary Offering Memorandum”) relating to the Securities;
(b)the Issuer’s Pricing Term Sheet dated [PRICING DATE] (the “Pricing Term Sheet”) relating to the Securities (such document, together with the Preliminary Offering Memorandum, being referred to herein as the “Disclosure Package”);
(c)the Issuer’s Offering Memorandum dated [PRICING DATE] (the “Offering Memorandum”) relating to the Securities;
(d)each of the Issuer’s reports that have been filed with the United States Securities and Exchange Commission (the “SEC”) and are incorporated by reference in the Offering Memorandum (the “Incorporated Documents”);
(e)the Indenture;
(f)the form of the Securities;
(g)the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $[FIRM PRINCIPAL AMOUNT], representing the Firm Securities purchased and sold pursuant to the Purchase Agreement with a view toward resale in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);
(h)the Purchase Agreement;

Exhibit A – Page 1

(i)the Certificate of Incorporation of the Issuer, certified by the Secretary of State of the State of Delaware as in effect on [●], 2016, and certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (k) below, the date of the Purchase Agreement and the date hereof (the “Issuer Certificate of Incorporation”);
(j)the Bylaws of the Issuer, certified by the Secretary of the Issuer as in effect on each of the dates of the adoption of the resolutions specified in paragraph (k) below, the date of the Purchase Agreement and the date hereof (the “Issuer Bylaws”);
(k)resolutions of the Board of Directors of the Issuer dated October 26, 2016, and resolutions of the Pricing Committee of the Board of Directors of the Issuer dated [PRICING DATE], certified by the Secretary of the Issuer;
(l)a certificate from the Secretary of State of the State of Delaware dated [●], 2016 as to the good standing and legal existence under the laws of the State of Delaware of the Issuer;
(m)a certificate dated the date hereof (the “Opinion Support Certificate”), executed by the President and Chief Executive Officer and by the Vice President and Chief Financial Officer of the Issuer, a copy of which is attached hereto as Exhibit A; [and]
(n)each of the Applicable Agreements (as defined below)[.][; and]
(o)[each of the Applicable Orders (as defined below).]
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Issuer (including without limitation the facts certified in the Opinion Support Certificate), (ii) representations made by the Issuer and representations made by the Initial Purchasers in the Purchase Agreement and (iii) statements and certifications of public officials and others.
As used herein the following terms have the respective meanings set forth below:
“Applicable Agreements” means those agreements and other instruments identified on Schedule 1 to the Opinion Support Certificate, which have been certified by officers of the Issuer as being every indenture, loan or credit agreement, note, debenture or other debt agreement that is both (a) material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise and (b) an instrument evidencing indebtedness of the Issuer or any of its subsidiaries for borrowed money exceeding $5,000,000.
“Applicable Orders” means those orders or decrees of governmental authorities identified on Schedule 2 to the Opinion Support Certificate, which have been certified by officers of the Issuer as being every order or decree of any governmental authority by which the Issuer or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise. [However, officers of the Issuer have certified in the Opinion Support Certificate that there are no Applicable Orders.]
“Credit Agreement” means the Credit Agreement dated May 12, 2016, among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Excalibar Minerals LLC, and Dura-Base Nevada, Inc., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto.
“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.
“Transaction Documents” means collectively, the Purchase Agreement, the Indenture and the Firm Securities.

Exhibit A – Page 2

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1.    The Issuer is validly existing as a corporation and in good standing under the laws of the State of Delaware.
2.    The Issuer has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own its properties as described in the Offering Memorandum.
3.    Each of the Purchase Agreement, the Firm Securities and the Indenture has been duly authorized, executed and delivered by the Issuer. The Option Securities have been duly authorized by the Issuer.
4.    None of (i) the execution and delivery of, or the incurrence or performance by the Issuer of its obligations under, each of the Transaction Documents, each in accordance with its terms or (ii) the offering, issuance, sale and delivery of the Firm Securities pursuant to the Purchase Agreement (A) constituted, constitutes or will constitute a violation of the Issuer Certificate of Incorporation or the Issuer Bylaws, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to any Applicable Agreement, except any security interest in, or lien upon, cash proceeds from the sale of the Securities by the Issuer, securing obligations under the Credit Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) the General Corporation Law of the State of Delaware, (iii) applicable laws of the State of Texas, (iv) applicable laws of the United States of America or (v) Regulation U or X of the Board of Governors of the Federal Reserve System, or (E) resulted, results or will result in the contravention of any Applicable Order.
5.    No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by the Issuer of, the Transaction Documents or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against the Issuer. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Delaware, the State of Texas or the United States of America, pursuant to applicable laws of the State of New York, the General Corporation Law of the State of Delaware, applicable laws of the State of Texas or applicable laws of the United States of America.
6.    The statements under the captions “Description of Notes” and “Description of Capital Stock” in the Preliminary Offering Memorandum as supplemented by the Pricing Term Sheet and in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.
7.    The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Certain Material U.S. Federal Tax Considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
8.    The Indenture constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, under applicable laws of the State of New York.
9.    When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the Purchase Agreement, the Firm Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.
10.    The holders of outstanding shares of capital stock of the Issuer are not entitled to any preemptive rights under the Issuer Certificate of Incorporation, the Issuer Bylaws, the General Corporation Law of the State of Delaware or any Applicable Agreement, to subscribe for the Securities or the shares of Common Stock issuable

Exhibit A – Page 3

upon the conversion of any of the Securities. The shares of Common Stock initially issuable upon conversion of the Firm Securities (assuming conversion today of all the Firm Securities solely into shares of Common Stock, and including the maximum number of shares of Common Stock that could be required by the Indenture to be issued upon such conversion as a result of a Make-Whole Fundamental Change (as defined in the Indenture)) (the “Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action on the part of the Issuer. If all the Conversion Shares were issued today pursuant to conversion of the Firm Securities in accordance with the terms of the Indenture and the terms of the Firm Securities, such Conversion Shares would be validly issued, fully paid and nonassessable.
11.    Assuming (i) the accuracy of the representations and warranties of the Issuer set forth in Section [2(qq)] of the Purchase Agreement, (ii) the due performance by the Issuer and the Initial Purchasers of the covenants and agreements set forth in the Purchase Agreement, (iii) the compliance by the Initial Purchasers with the offering and transfer procedures and the restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties of the Initial Purchasers set forth in Section [4] of the Purchase Agreement, (v) the accuracy of the representations and warranties made or deemed to be made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom the Initial Purchasers initially resell the Securities, and (vi) that purchasers to whom the Initial Purchasers initially resell the Securities have been made aware of the information set forth in the Offering Memorandum under the captions “Notice to Investors” and “Transfer Restrictions,” (A) the offer, issue, sale and delivery of the Firm Securities to the Initial Purchasers and the initial resale of the Firm Securities by the Initial Purchasers, each in the manner contemplated by the Purchase Agreement and the Offering Memorandum, and the issuance of shares of Common Stock to holders of the Firm Securities upon conversion thereof in accordance with the terms of the Indenture and the Firm Securities, do not require registration under the Securities Act, and (B) such offer, issue, sale and delivery of the Firm Securities and such initial resale of the Firm Securities do not require qualification of the Indenture under the Trust Indenture Act of 1939, as amended, provided, however, that we express no opinion as to any subsequent resale or other transfer of any Security or any shares of Common Stock.
12.    The Issuer is not, and immediately after giving effect to the issuance and sale of the Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Offering Memorandum, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.
In addition, we have participated in conferences with officers and other representatives of the Issuer, the independent registered public accounting firm for the Issuer, your counsel and your representatives at which the contents of the Disclosure Package and the Offering Memorandum (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Disclosure Package and the Offering Memorandum (except as and to the extent set forth in paragraphs 6 and 7 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Issuer), no facts have come to our attention that have led us to believe that (i) the Disclosure Package (including the Incorporated Documents), as of [●] [a][p].m. (Eastern Time) on [PRICING DATE] (which you have informed us is a time prior to the time of the first sale of the Securities by any Initial Purchaser), contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) the Offering Memorandum (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Offering Memorandum or the Disclosure Package and (iii) representations and warranties and other statements of fact included in the exhibits to the Incorporated Documents. Without limiting the foregoing, we call to your attention that (x) the Offering Memorandum has been prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act, and (y) the Offering Memorandum does not contain all information that would be required in a registration statement under the Securities Act.
We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein and (v) the General

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Corporation Law of the State of Delaware. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided however, that such references (including without limitation those appearing in paragraphs 4 and 5 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust laws, rules or regulations.
Our opinions expressed herein are subject to the following additional assumptions and qualifications:
(i)    The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Issuer is based solely upon our review of certificates and other communications from the appropriate public officials.
(ii)    In rendering the opinions set forth in paragraph 4 above regarding Applicable Agreements, (1) we do not express any opinion, however, as to whether the execution or delivery by the Issuer of the Transaction Documents, or the incurrence or performance by the Issuer of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Issuer and (2) specifically as to the Credit Agreement, we have assumed that (a) immediately prior to the issuance of the Securities, there is no Default under the Credit Agreement and (b) the covenants and events of default contained in the Indenture are not more restrictive in any material respect on the Issuer or any of its Subsidiaries (as defined in the Credit Agreement) than applicable market terms and conditions for comparable issuers and issuances.
(iii)    The opinion set forth in paragraph 7 above with respect to United States federal income tax consequences is based upon our interpretations of current United States federal income tax law, including court authority and existing final and temporary U.S. Treasury regulations, which are subject to change both prospectively and retroactively, and upon the assumptions and qualifications discussed herein. We note that such opinion represents merely our best legal judgment on the matters presented and that others may disagree with our conclusion. Such opinion is not binding upon the Internal Revenue Service or courts, and there is no guarantee that the Internal Revenue Service will not successfully challenge our conclusions. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of our conclusions.
(iv)    Our opinions in paragraphs 8 and 9 above may be:
(1)    limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and
(2)    subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
(v)    Our opinions in paragraphs 8 and 9 insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401. We express no opinion as to any such constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.
(vi)    We express no opinion as to the validity, effect or enforceability of any provisions:

Exhibit A – Page 5

(1)    purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to modify rules of contract construction, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;
(2)    providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;
(3)    relating to severability or separability;
(4)    purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;
(5)    purporting to waive damages;
(6)    that constitute an agreement to agree in the future on any matter;
(7)    that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;
(8)    purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;
(9)    purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;
(10)    relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction upon any court that does not have such jurisdiction, whether in respect of bringing suit, enforcement of judgments or otherwise;
(11)    purporting to require disregard of mandatory choice of law principles that could require application of a law other than the law expressly chosen to govern the instrument in which such provisions appear;
(12)    purporting to require the issuance of additional shares of Common Stock upon conversion of any Security, if such issuance of additional shares would constitute a penalty;
(13)    purporting to waive rights to trial by jury or rights to object to jurisdiction based on inconvenient forum.
(vii)    In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (vii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.

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(viii)    Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, charter, bylaws, limited liability company agreement, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Issuer, with all laws, rules and regulations applicable to it, as well as the compliance by the Issuer, and each other Person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (viii), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.
(ix)    We express no opinion as to the effect of the laws of any jurisdiction in which any holder of any Security is located (other than the State of New York) that limit the interest, fees or other charges such holder may impose for the loan or use of money or other credit.
(x)    Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body (other than routine informational filings, filings under the Securities Act and filings under the Securities Exchange Act of 1934, as amended) is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.
(xi)    We express no opinion as to Sections [4.07] and [4.09] of the Indenture and the first sentence of Section [7.06] of the Indenture.
(xii)    We point out that the submission to the jurisdiction of the courts of the United States of America located in the Borough of Manhattan, New York City, New York and the waivers of objection to venue contained in the Indenture cannot supersede a federal court’s discretion in determining whether to transfer an action to another court.
This opinion is being furnished only to you in connection with the sale of the Firm Securities under the Purchase Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, including any purchaser of any Security from you and any subsequent purchaser of any Security, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.
Very truly yours,

Exhibit A – Page 7

Exhibit A
NEWPARK RESOURCES, INC.

Officers’ Certificate

[CLOSING DATE]
Reference is made to the Purchase Agreement dated [PRICING DATE] (the “Purchase Agreement”) among (i) Newpark Resources, Inc., a Delaware corporation (the “Issuer”), and (ii) Credit Suisse Securities (USA) LLC [and [●], as representative[s] of the several Initial Purchasers named therein] (the “Initial Purchasers”). The undersigned, Paul L. Howes and Gregg Piontek, hereby certify that they are (i) the President and Chief Executive Officer and (ii) the Vice President and Chief Financial Officer, respectively, of the Issuer.
Such officers understand that pursuant to the Purchase Agreement, Andrews Kurth Kenyon LLP (“AK”), special counsel to the Issuer, is delivering to the Initial Purchasers an opinion letter dated the date hereof (the “Opinion Letter”). Such officers further understand that AK is relying on this certificate and the statements made herein in rendering certain of the opinions expressed in the Opinion Letter.
With regard to the foregoing, the undersigned certify that they have made due inquiry of all persons necessary or appropriate to verify or confirm the statements contained herein and they further certify the following:
1.    Attached as Schedule 1 to this Officers’ Certificate is a true, accurate and complete list of every indenture, loan or credit agreement, note, debenture or other debt agreement that is both (a) material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise and (b) an instrument evidencing indebtedness of the Issuer or any of its subsidiaries for borrowed money exceeding $5,000,000.
2.    Attached as Schedule 2 to this Officers’ Certificate is a true, accurate and complete list of every order, judgment or decree (collectively, the “Applicable Orders”) of any governmental authority by which the Issuer or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise.
3.    The Issuer and its subsidiaries are engaged in businesses other than that of investing, reinvesting, owning, holding or trading in Securities. Furthermore, the Issuer and its subsidiaries:
(a)    are not engaged primarily, nor does any of them hold itself out as being engaged primarily, nor does any of them propose to engage primarily, in the business of investing, reinvesting, or trading in Securities;
(b)    are not engaged, nor do any of them propose to engage, in the business of issuing Face-Amount Certificates of the Installment Type, nor has any of them been engaged in such business and has any such certificates outstanding;
(c)    are not engaged, nor does any of them propose to engage, in the business of investing, reinvesting, owning, holding or trading in Securities (other than Securities of its respective subsidiaries); and
(d)    do not own, nor does any of them propose to acquire, Investment Securities having a value exceeding 40 percent of the value of its total assets (exclusive of Government Securities and cash items) on an unconsolidated basis.
As used in this paragraph 3:
“Face-Amount Certificate of the Installment Type” means any certificate, investment contract or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;
“Government Security” means any Security issued or guaranteed as to principal or interest by the United States of America, or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States of America pursuant to authority granted by the Congress of the United States of America; or any certificate of deposit for any of the foregoing;
“Investment Securities” means all Securities, except (i) Government Securities and (ii) Securities issued by majority-owned subsidiaries of the owner, which subsidiaries: (A) are not themselves engaged in any activity

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described in clauses (a) through (c) of paragraph 3 of this certificate; and (B) do not own or propose to own Investment Securities having a value exceeding 40 percent of the value of each such subsidiary's total assets (exclusive of Government Securities and cash items) on an unconsolidated basis; and
“Security” or “Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.
4.    Margin Stock does not comprise more than 25% of the assets of the Issuer or 25% of the consolidated assets of the Issuer and its subsidiaries. As used in this paragraph 4, “Margin Stock” means:
(1)    Any equity security registered or having unlisted trading privileges on a national securities exchange;
(2)    Any OTC security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security);
(3)    Any debt security convertible into a margin stock or carrying a warrant or right to subscribe to or purchase a margin stock;
(4)    Any warrant or right to subscribe to or purchase a margin stock; or
(5)    Any security issued by an investment company registered under section 8 of the Investment Company Act of 1940 (15 U.S.C. 80a–8), other than:
(i)    A company licensed under the Small Business Investment Company Act of 1958, as amended (15 U.S.C. 661); or
(ii)    A company which has at least 95 percent of its assets continuously invested in exempted securities (as defined in 15 U.S.C. 78c(a)(12)); or
(iii)    A company which issues face-amount certificates as defined in 15 U.S.C. 80a–2(a)(15), but only with respect of such securities; or
(iv)    A company which is considered a money market fund under SEC Rule 2a–7 (17 CFR 270.2a–7).
(Signature page follows)

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IN WITNESS WHEREOF the undersigned have executed this Officers’ Certificate as of the date first written above.

Paul L. Howes
President and Chief Executive Officer

Gregg Piontek
Chief Financial Officer

Exhibit A – Page 10

Schedule 1
Applicable Agreements

1.	Indenture, dated October 4, 2010 (the “2017 Convertible Notes Indenture”), between Newpark Resources, Inc. and Wells Fargo Bank, National Association, as trustee.

2.	First Supplemental Indenture to the 2017 Convertible Notes Indenture, dated October 4, 2010, between Newpark Resources, Inc. and Wells Fargo Bank, National Association, as trustee.

3.
Credit Agreement dated May 12, 2016 by and among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Excalibar Minerals LLC, and Dura-Base Nevada, Inc., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders party thereto.

4.
Security Agreement dated as of June 30, 2016 among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Excalibar Minerals LLC, and Dura-Base Nevada, Inc., as Debtor parties thereto, in favor of Bank of America, N.A., as Administrative Agent.

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Schedule 2
Applicable Orders
[None.]

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EXHIBIT A-2

Form of Opinion of General Counsel of the Company

To each of the Initial Purchasers named
in the Purchase Agreement referenced herein
c/o    Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Re:	[INTEREST RATE]% Convertible Senior Notes due 2021 issued by Newpark Resources, Inc.

Ladies and Gentlemen:
I, Mark Airola, am Senior Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Secretary of Newpark Resources, Inc., a Delaware corporation (the “Issuer”). I have acted as counsel to the Issuer in connection with the Purchase Agreement dated [PRICING DATE] (the “Purchase Agreement”) among (i) the Issuer and (ii) Credit Suisse Securities (USA) LLC [and [●], as representatives of the several Initial Purchasers named therein] (the “Initial Purchasers”), relating to the sale by the Issuer to the Initial Purchasers of $[FIRM PRINCIPAL AMOUNT] aggregate principal amount of the Issuer's [INTEREST RATE]% Convertible Senior Notes due 2021 (the “Firm Securities”). Pursuant to the Purchase Agreement, the Issuer has granted an option to the Initial Purchasers to purchase up to an additional $[OPTION PRINCIPAL AMOUNT] aggregate principal amount of the Issuer’s [INTEREST RATE]% Convertible Senior Notes due 2021 (the “Option Securities”). The Firm Securities and the Option Securities are collectively referred to herein as the “Securities.”
The Firm Securities are being issued under an Indenture dated as of [CLOSING DATE] (the “Indenture”) between the Issuer and Wells Fargo Bank, National Association, as trustee, and, pursuant to the terms set forth in the Indenture, will be convertible into shares of the Issuer’s common stock, par value $0.01 per share, cash or a combination of Common Stock and cash, at the election of the Issuer.
This opinion is delivered to you pursuant to Section 7(e) of the Purchase Agreement.
In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as facsimile, certified or photostatic copies.
In rendering the opinion set forth herein, I, or attorneys over whom I exercise supervision, have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the following:
(i)    the Issuer’s Preliminary Offering Memorandum dated November [●], 2016 relating to the Securities;
(ii)    the Issuer’s Pricing Term Sheet dated [PRICING DATE] relating to the Securities;
(iii)    the Issuer’s Offering Memorandum dated [PRICING DATE] (the “Offering Memorandum”) relating to the Securities;
(iv)    each of the Issuer’s reports that have been filed with the Securities and Exchange Commission and are incorporated by reference in the Offering Memorandum;
(v)    the Indenture;
(vi)    the form of the Securities;
(vii)    the global note executed by the Issuer pursuant to the Indenture, in the aggregate principal amount of $[FIRM PRINCIPAL AMOUNT], representing the Firm Securities purchased and sold pursuant to the Purchase

Agreement with a view toward resale in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);
(viii)    the Purchase Agreement; and
(ix)    such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.
Furthermore, I, or attorneys over whom I exercise supervision, have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuer and its subsidiaries and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuer, its subsidiaries and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as facsimile, certified, conformed or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deemed appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Issuer and (ii) statements and certifications of public officials and others.
As used herein, the following terms have the respective meanings set forth below:
“Covered Agreements” means every contract of which I am aware, that is both (a) binding on the Issuer or any of its subsidiaries or any of their respective properties and (b) material in relation to the business, operations, affairs, financial condition, assets, or properties of the Issuer and its subsidiaries, considered as a single enterprise; provided however that “Covered Agreements” does not include any instrument evidencing indebtedness of the Issuer or any of its subsidiaries for borrowed money exceeding $5,000,000. It is my understanding that you are separately receiving an opinion letter from Andrews Kurth Kenyon LLP, special counsel to the Issuer, addressing among other things potential violations of certain instruments evidencing indebtedness of the Issuer or any of its subsidiaries.
“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.
“Transaction Documents” means collectively, the Purchase Agreement, the Indenture and the Firm Securities.
Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that none of (i) the execution and delivery of, or the incurrence or performance by the Issuer of its obligations under, each of the Transaction Documents, each in accordance with its terms or (ii) the offering, issuance, sale and delivery of the Firm Securities pursuant to the Purchase Agreement (A) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Covered Agreement or (B) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to any Covered Agreement.
Furthermore, to my knowledge, I confirm that there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against or affecting the Issuer or any of its subsidiaries, or to which any of their respective properties are subject that would reasonably be expected to result in a Material Adverse Effect (as defined in the Purchase Agreement), or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement and the Indenture or the performance by the Issuer of its obligations thereunder.
I express no opinion as to the laws of any jurisdiction other than applicable laws of the State of Texas.
As used herein, the phrase “to my knowledge” means my actual knowledge without in any manner having conducted any independent or external investigation, other than as described herein, of the existence or non-existence of any facts or circumstances.

This opinion is being furnished only to you in connection with the sale of the Firm Securities under the Purchase Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity, including any purchaser of any Security from you and any subsequent purchaser of any Security, without my express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and I disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

Mark J. Airola

EXHIBIT B

Form of Lock-Up Agreement

_______________, 2016

Credit Suisse Securities (USA) LLC
As Representative of the
several Purchasers listed in
Schedule A to the Purchase Agreement
Agreement referred to below
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, New York 10010

Ladies and Gentlemen:

The undersigned understands that you, as Representative of the several Purchasers, propose to enter into an Purchase Agreement (the “Purchase Agreement”) with Newpark Resources, Inc., a Delaware corporation (the “Company”), providing for the offering (the “Offering”) by the several Purchasers named in Schedule A to the Purchase Agreement (the “Purchasers”), of $100,000,000 principal amount of Convertible Senior Notes due 2021 of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.
In consideration of the Purchasers’ agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC on behalf of the Purchasers, the undersigned will not, during the period ending 60 days after the date of the final offering memorandum relating to the Offering (the “Offering Memorandum”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or

Exhibit B – Page 1

(3) during the period ending 60 days after the date of the Offering Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (i) transfers of shares of Common Stock as a bona fide gift or gifts, (ii) entry into any written trading plan or agreement with a broker designed to comply with Rule 10b5-1(c)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder, to sell shares after the 60-day restricted period, provided that no report regarding such plan is required or voluntarily made by the undersigned or any party thereto or the Company in any public announcement or filing with the Securities and Exchange Commission or otherwise, (iii) the cashless exercise or net share settlement of options to acquire shares of Common Stock outstanding on the date hereof and (iv) the transfer to the Company of shares of Common Stock for purposes of satisfying any tax withholding obligation that arises in connection with the vesting of restricted stock (so long as the purpose of such transfer is noted on any public report filed with the Securities and Exchange Commission); provided that in the case of any transfer or distribution pursuant to clause (i), (A) you receive a signed lockup agreement for the balance of the lockup period from each donee, (B) such transfers are not required to be reported or announced in any public report or filing with the Securities and Exchange Commission or otherwise during the lock-up period and (C) neither donor nor donee otherwise voluntarily effects any public filing, report or announcement regarding such transfers (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above).
In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Purchasers are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Letter Agreement.
This Letter Agreement, and any claim, controversy or dispute arising under or related to this Letter Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Exhibit B – Page 2

Very truly yours,

[NAME OF STOCKHOLDER]

By:
    Name:
    Title:

Exhibit B – Page 3